UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

Customer Acquisition Network Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1560 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 712-0000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

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EXPLANATORY NOTE

This Amendment No.1 on Form 8-K/A to the Customer Acquisition Network Holdings, Inc. Form 8-K originally filed with the Securities and Exchange Commission on September 4, 2007 (the “Form 8-K”) amends and restates the Form 8-K in its entirety to correct various typographical errors including, without limitation, correcting the reference that our Desktop subsidiary utilizes proprietary "ad serving" technology (rather than "ad servicing" technology as erroneously referred to therein) operated under the name "Interclick".

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Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2007, Customer Acquisition Network Holdings, Inc., a Delaware corporation (“Holdings”), entered into an Agreement and Plan of Merger and Reorganization (the “CAN Merger Agreement”) by and among Holdings, Customer Acquisition Network, Inc., a privately held Delaware corporation (“Company”), and CAN Acquisition Sub Inc., a newly formed, wholly-owned Delaware subsidiary of Holdings (“CAN Acquisition Sub”). The merger transaction contemplated under the CAN Merger Agreement (the “CAN Merger”) was consummated on August 28, 2007, at which time CAN Acquisition Sub was merged with and into Company, and Company, as the surviving corporation, became a wholly-owned subsidiary of Holdings.

For a description of the CAN Merger Agreement and the CAN Merger, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference.

On August 31, 2007, Holdings entered into an Agreement and Plan of Merger (the “Desktop Merger Agreement”) by and among Holdings, Desktop Interactive, Inc., a privately held Delaware corporation (“Desktop”), the Company and Desktop Acquisition Sub, Inc., a newly formed, wholly-owned Delaware subsidiary of Holdings (“Desktop Acquisition Sub”). The merger transaction contemplated under the Desktop Merger Agreement (the “Desktop Merger, and together with the CAN Merger, collectively referred to herein as the “Mergers”) was consummated on August 31, 2007, at which time, Desktop Acquisition Sub was merged into Desktop, and Desktop Acquisition Sub, as the surviving corporation, became a wholly-owned subsidiary of Holdings.

For a description of the Desktop Merger Agreement and the Desktop Merger, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference.

Item 2.01 Completion of Acquisition and Disposition of Assets

CAN Merger

The CAN Merger. On August 28, 2007, Holdings entered into the CAN Merger Agreement by and among Holdings, the Company and CAN Acquisition Sub. Upon closing of the CAN Merger, CAN Acquisition Sub merged with and into the Company, and the Company, as the surviving corporation, became a wholly-owned subsidiary of Holdings. Prior to the CAN Merger, Holdings’ name was changed to Customer Acquisition Network Holdings, Inc. and Holdings effected a 10.9583333333-for-1 share split of its common stock (the “Stock Split”).

The CAN Merger was consummated on August 28, 2007.

Pursuant to the terms and conditions of the CAN Merger Agreement:

•
At the closing of the CAN Merger, each share of the Company’s common stock issued and outstanding immediately prior to the closing of the CAN Merger was converted into the right to receive one share of Holdings’ common stock.

•	Each of Holdings, Company and CAN Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

In connection with the Can Merger, Messrs. Mathews, Cohen and Kreindel received 1,450,000, 700,000, and 500,000 and shares of our common stock, respectively.

The foregoing description of the CAN Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the CAN Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Desktop Merger

The Desktop Merger. On August 31, 2007, Holdings entered into the Desktop Merger Agreement by and among Holdings, Desktop, the Company and Desktop Acquisition Sub. Upon closing of the Desktop Merger, Desktop Acquisition Sub merged with and into Desktop, and Desktop Acquisition Sub, as the surviving corporation, became a wholly-owned subsidiary of Holdings. The Desktop Merger was consummated on August 31, 2007.

Pursuant to the terms and conditions of the Desktop Merger Agreement:

•
At the closing of the Desktop Merger, each share of Desktop common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive a portion of the Merger Consideration (as defined below).

•	Each of Holdings, Desktop and Desktop Acquisition Sub provided customary representations and warranties and closing conditions in the Desktop Merger Agreement.

The aggregate Merger Consideration was comprised of (i) the Cash Portion (as defined below), (ii) the Stock Portion (as defined below), and (iii) the Earn-Out (as defined below).

The aggregate Cash Portion of the Merger Consideration was $4.0 million payable at closing. The Stock Portion of the Merger Consideration consisted of 3,500,000 shares of Holdings’ common stock valued at a per share price of $1.00 per share (the “Holdings Stock”). The shares of Holdings Stock are subject to a 12-month customary lock-up agreement with Holdings and restrictions on transfer imposed by federal securities laws. The Earn-Out consisted of $1.0 million payable 90 days following the closing date in the event that the Desktop business achieves minimum average monthly gross revenue of $1.2 million during the three month period immediately preceding such 90-day anniversary of the closing date (the “Earn-Out Period”) at a minimum 28% gross margin, (the “Earn-Out”). If the Desktop business does not achieve the revenue target and the margin target, Michael Katz shall receive the same percentage of the $1.0 million earn-out payment as the actual revenues achieved therefrom bears to the revenue target, provided the average monthly revenues during the Earn-Out Period are at least $750,000 and the margin target is met with respect to such revenues. The Earn-Out will become fully-earned and immediately payable (i) in the event the gross revenues during August 2007 equal or exceed $1.5 million (the “Super Revenue Target”) at a minimum 28% gross margin (the “Margin Target”) and (ii) upon the termination of Michael Katz without “cause” or resignation of Michael Katz for “good reason” during the Earn-Out Period pursuant to his employment agreement. In the Desktop Merger Agreement “gross margin” is defined as advertising revenues minus publisher payments. In order to receive the Earn-Out payment write-offs for bad debts may not exceed 5%. In the event that the Desktop business achieves the Super Revenue Target, $800,000 of the Earn-Out payment will be payable on October 1, 2007, and the remainder of the Earn-Out payment shall be paid within three (3) days of receipt of each additional 5% of the Super Revenue Target realized and not written off as bad debt.

In connection with the Desktop Merger, Mr. Michael Katz received $500,000 in cash, and 1,900,000 shares of our common stock. Mr. Katz is also entitled to receive the Earn-Out, if any.

The foregoing description of the Desktop Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Desktop Merger Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Employment Agreements

On August 28, 2007, we assumed the employment agreements of Messrs. Mathews, Cohen and Kreindel that each of them had entered into with the Company on June 28, 2007. Messrs. Mathews, Cohen and Kreindel became our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, upon the consummation of the CAN Merger. In addition, upon the consummation of the Desktop Merger, on August 31, 2007, we entered into an employment agreement with Michael Katz, the President of Desktop, to become the President of our Desktop subsidiary.

For a description of the foregoing employment agreements, see the descriptions thereof in Item 5.02 below, which disclosure is incorporated herein by reference.

Consulting Agreement

On August 29, 2007, the Company entering into a Consulting Agreement (the “Consulting Agreement”) with Michael Baybak and Company (“Baybak”). The term of the agreement is 12 months and the fees for services provided thereunder is $7,000 per month. In connection with the Company entering into the Consulting Agreement, the Company agreed to issue one or more principals of Baybak warrants to purchase 500,000 shares of common stock (the “Baybak Warrants”). The Baybak Warrant expires on August 1, 2012 and were issued at an exercise price off $2.00 per share. Upon consummation of the CAN Merger, we assumed the obligations.

Baybak is entitled to piggyback registration rights of the warrant shares in the event that we determine to register any of our equity securities. In addition Baybak has agreed to an 18 month lock-up with respect to the warrant and the underlying warrant shares.

The foregoing description of the Consulting Agreement and the Baybak Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement and the Baybak Warrant, which is filed as Exhibits 10.17 and 10.2 hereto, respectively, and incorporated herein by reference.

Except for warrants to purchase 500,000 shares of its common stock issued by the Company to a consulting company, neither Holdings, the Company nor Desktop had any options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Mergers. Holdings assumed for the Company’s obligation to issue such warrants upon consummation of the CAN Merger. Holdings has adopted an equity incentive plan and reserved shares for issuance as incentive awards to officer, directors, employees and other qualified persons in the future. At the closing of the Mergers, Holdings granted options to purchase an aggregate of 4,500,000 shares of Holdings common stock under such plan.

The shares of Holdings’ common stock issued to former holders of the Company’s and Desktop’s capital stock in connection with the Mergers, and the shares of the Company’s common stock issued in the Private Placement, and the warrants issued by Holdings to the consulting company were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

Shareholder Rights Letter

On August 31, 2007, in connection with the consummation of the Desktop Merger, we entered into a Shareholder Rights Letter, dated August 31, 2007 (the “Shareholder Rights Letter”) with the former shareholders of Desktop who received the Stock Portion of the Merger Consideration (the “Former Desktop Shareholders”).

Pursuant to the Shareholder Rights Letter, we granted subject to customary exceptions, the Former Desktop Shareholders anti-dilution protection for issuances of additional shares of our common stock (or any instrument convertible into or exercisable or exchangeable therefore) at a price per share less than $1.00, The anti-dilution protection entitles a Former Desktop Shareholder to receive additional shares of our common stock in the event of a dilutive issuance. The anti-dilution protection lasts until such date that a “resale” registration statement covering the shares of our common stick that the Former Desktop Shareholders received as the Stock Portion of the Merger Consideration is declared effective by the Securities and Exchange Commission or such shareholders are otherwise able to dispose of such shares without restriction, pursuant to termination of a standstill or lockup agreement.

Our current officers and directors also granted the Former Desktop Shareholders tag-along rights on any private sales made by them of our common stock.

We are obligated to file a “resale” registration statement with the SEC that covers all of our shares of common stock that comprised the Stock Portion of the Merger Consideration in the Desktop Merger. If such a resale registration statement fails to be declared effective by the SEC by August 31, 2009, then we must pay liquidated damages in cash (the “Additional Amounts”). The Additional Amounts shall accrue at a rate equal to Seventy-Nine Cents ($0.79) per One Thousand (1,000) shares of common stock held per day for the first thirty (30) day period from August 31, 2009, and thereafter at a rate equal to One Dollar and Thirty-Two Cents ($1.32) per One Thousand share of common stock held per day, payable on the fifth (5th) business day of each month following an Additional Amounts accrual period by wire transfer of immediately available funds. Following the cure of our failure to perform pursuant to registration rights provisions under the Shareholders Rights Letter, the accrual of Additional Amounts shall cease.

The foregoing description of the Shareholder Rights Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Shareholder Rights Letter, which is filed as exhibit 10.18 hereto and incorporated herein by reference.

Split-Off Transaction

On September 4, 2007, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, Outsiders Entertainment Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter pursuant to a stock purchase agreement, Holdings transferred all of its outstanding capital stock of SplitCo to a major stockholder of Holdings in exchange for cancellation of 103,008,333 shares of Holdings’ common stock held by such stockholder (the “Split-Off”), which left 34,763,000 shares of Holdings’ common stock held by existing stockholders of Holdings after giving effect to the Stock Split and the CAN Merger. Common stock was held by existing stockholders of Holdings. These shares constituted the part of Holdings’ “public float” prior to the CAN Merger that will continue to represent the shares of Holdings’ common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), permits additional sales of issued shares, or a further registration statement has been declared effective.

Changes Resulting from the Mergers. Holdings intends to carry on Company’s and Desktop’s business as its sole line of business. Holdings has relocated its executive offices to 401 E. Las Olas Blvd., Suite 1560, Fort Lauderdale, Florida 33301 and its telephone number is (954) 712-0000.

The CAN Merger and its related transactions were approved by the holders of a requisite number of shares of Company’s capital stock pursuant to written consents dated as of August 28, 2007. Under Delaware corporate law, Company’s stockholders who did not vote in favor of the CAN Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Company pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the CAN Merger. At September 4, 2007, no holders of shares of Company’s common stock had indicated their intention to seek appraisal of their shares.

The Desktop Merger and its related transactions were approved by the holders of a requisite number of shares of Desktop’s capital stock pursuant to written consents dated as of August 31, 2007. Under Delaware corporate law, Desktop’s stockholders who did not vote in favor of the Desktop Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Desktop pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the Desktop Merger. At September 4, 2007, no holders of shares of Desktop’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Prior to the closing of the CAN Merger, Mr. Brian D. Wolff, the then-current sole officer of Holdings and Mr. Wolff and Stephen Schneer, the two directors of Holdings, resigned and were replaced by new officers and directors. Immediately following the closing of the CAN Merger, our board of directors was reconstituted to consist of Michael D. Mathews, Bruce Kreindel, Michael Brauser, Barry Honig and Sandy Rich. Following the CAN Merger, our officers consisted of the officers of the Company immediately prior to the CAN Merger. Following the Desktop Merger, Mr. Michael Katz joined our board of directors and he became the President of our Desktop subsidiary.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The CAN Merger is being accounted for as a reverse acquisition and recapitalization. The Company is the acquirer for accounting purposes and Holdings is the issuer. Accordingly, Company’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the CAN Merger. The accumulated deficit of Company is carried forward after the acquisition. Operations prior to the CAN Merger are those of Company . Earnings per share for the period prior to the CAN Merger are restated to reflect the equivalent number of shares outstanding.

Tax Treatment. The Split-Off will result in taxable income to Holdings in an amount equal to the difference between the fair market value of the assets transferred and Holdings’ tax basis in the assets. Any gain recognized will be subject to federal income tax at regular corporate income tax rates. The Desktop Merger is intended, for federal income tax purposes, to qualify as a tax free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Holdings will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Mergers.

Description of Our Company

Holdings was incorporated on March 4, 2002 under the laws of the State of Delaware with the goal of being an independent record label and entertainment management business focused on signing and representing artists in the “rhythm and blues, hip-hop” and rap genres particularly.

Customer Acquisition Network was formed in Delaware on June 17, 2007 for the purpose of building an integrated, multi-channel, pay-for-performance Internet distribution network. The multi-channel network will be built through the acquisition of a few key platform networks, coupled with organically-built distribution businesses. After the CAN Merger, Holdings succeeded to the business of Customer Acquisition Network as its sole line of business. Desktop owned and operated an Internet advertising network serving Internet advertising to website publishers including proprietary ad serving technology operated under the name “Interclick.” After the Desktop Merger, we also intend to continue to operate the Desktop business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Customer Acquisition Network, and for periods subsequent to the closing of the Merger refer to Holdings and its wholly-owned subsidiary.

Overview

We are a start-up provider of Internet advertising solutions for Internet publishers and advertisers. We intend to offer advertisers an integrated multi-channel Internet advertising solution designed to satisfy their growing demand for new customer leads and acquisitions. We intend to deliver performance-based Internet advertising solutions known as cost-per-action, or CPA, and cost-per-click, or CPC. With CPA, an advertiser only pays when an Internet user completes an action as defined by the advertiser to acquire qualified database entrants (such as opt-in email), driving sign-ups, downloads, inquiries or acquiring paying customers. In the case of CPC, an action is defined by an Internet user clicking on an advertisement. Currently, our purpose is to seek to acquire a few key internet pay-for-performance networks through acquisitions (the “Targeted Assets”), coupled with organically-built distribution businesses. Presently, after giving effect to the Desktop Merger, we have no other agreements, understandings or arrangements to acquire any business or assets. Following the acquisition of these key platform networks, we intend to fully-integrate the companies to provide our advertiser customers a single point of contact to manage their multi-channel pay-for-performance marketing campaigns and return-on-investment.

The Market

According to a report dated June 18, 2007 by Jupiter Research, projections of online ad spending are predicted to nearly double by the year 2012. Total U.S. ad spending is anticipated to grow from $19.9 billion in 2007 to $35.4 billion in 2012. The explosive growth of social networks and online video will provide a valuable space for online advertising by creating an abundant availability of inventory.

As a result of the exponential growth of Internet Advertising inventory during this decade, distribution networks have formed across multiple Internet channels (such as advertising networks, affiliate networks, data management networks and contextual search networks) to assist Internet publishers with the monetization of their advertising inventory. In addition to selling publisher inventory on a traditional CPM (cost-per-thousand) basis, these networks now offer advertisers the ability to run their campaigns on a pay-for-performance basis (priced on a CPC or CPA basis).

As publisher advertising inventory continues to grow, the amount of unsold (often called ‘remnant’) inventory grows in tandem. Much of this growth of remnant inventory is utilized by networks by running advertiser pay-for-performance campaigns. Because the risk of pay-for-performance campaigns is transferred from the advertisers to the networks and publishers, advertisers clearly prefer this approach.

In addition, we believe that there is a recent trend to allow search advertisers to pay only when a pre-defined action is completed (such as making a purchase or signing up for a news letter). For example, Google recently announced the worldwide expansion of its pay-per-action advertising beta, a new pricing model that is bared on this trend. We believe that the trend to pay-for-performance will continue in the Internet marketing business.

We believe that advertisers (and their ad agency partners) to date have been frustrated by their inability to achieve their customer acquisition goals utilizing this pay-for-performance marketing approach. This is a result of three factors; 1) there are several channels now available to advertisers to obtain customers on a pay-for-performance basis - including banner advertising, search and email, 2) there are now hundreds of networks offering pay-for-performance, and 3) advertisers are still in the learning stages in understanding how to manage pay-for-performance campaigns to generate high-volume customer acquisitions.

Our Business Strategy

Our strategy is to provide a one-stop performance-based advertising solution across multiple channels that delivers advertisers scalable, high-quality new customer conversions and the ability to refocus ad dollars quickly.

In particular, we will seek to identify, acquire and integrate into our company pay-for-performance networks across multiple Internet channels of distribution (such as email, web advertising, affiliate, search, and co-registration sites) in which we will seek to:

•	Provide superior customer service by assigning a single account management representative to advertisers to help them manage their campaigns across multiple channels of distribution.

•	Provide advertisers with the ability to manage their campaigns across multiple channels with a single interface.

•	Implement behavioral targeting technology to drive scale and improved quality for advertisers and maximize inventory yield for publishers.

By acquiring and subsequently integrating these networks with one Internet-based real-time reporting interface, we will seek to be one of the first companies to offer its advertiser customers a multi-channel, pay-for-performance single point of management to actively manage their marketing campaigns. There can be no assurance that we will successfully be able to implement our business strategy or that, after giving effect to the Desktop Merger, we will be able to make any additional strategic acquisitions.

Competitive Factors

We expect to operate in a highly competitive environment. We principally will compete with other companies in the following main areas:

•	Internet Advertising Networks using a performance-based model, such as CPX Interactive and Casale Media; and

•	Multi-Channel Internet Advertising firms using a pay-for-performance model, such as Value Click Media, Google, Microsoft and Yahoo!; and

•	CPM-based Advertising Networks, media agencies and other companies that facilitate the buying and selling of web advertising, such as Advertising.com and Omnicom.

Although we expect to pursue a strategy that allows us to potentially partner with all relevant companies in the industry, there are certain companies in the industry that may not wish to partner with us.

We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty. The barriers to entering our market are relatively low. In fact, many current Internet and media companies presently have the technical capabilities and advertiser bases to enter the industry. Further, if the consolidation trend continues among the larger media companies with greater brand recognition, the share of the market remaining for us and other smaller providers could decrease, even though the number of smaller providers could continue to increase. These factors could adversely affect our competitive position in the Internet Advertising industry.

Some of our competitors, as well as potential entrants into our market, may be better positioned to succeed in this market. They may have:

•	longer operating histories;

•	more management experience;

•	an employee base with more extensive experience;

•	a better ability to service customers in multiple cities in the United States and internationally by virtue of the location of sales offices;

•	larger customer bases;

•	greater brand recognition; and

•	significantly greater financial, marketing and other resources.

In addition, many current and potential competitors can devote substantially greater resources than we can to promotion, web site development and systems development. Furthermore, there are numerous larger, more well-established and well-financed entities with which we will compete and that could acquire or create competing companies and/or invest in or form joint ventures in categories or countries of interest to us, all of which could adversely impact our business. Any of these trends could increase competition and reduce the demand for any of our services.

Our business plans depend in part on our ability to effectively offer an alternative, multi-channel pay-for-performance solution to advertisers relative to Google, Yahoo! and other competitive offerings.

Should advertisers in this new, evolving business model choose to spend the dominant majority of their pay-for-performance advertising budgets with Google and Yahoo!, among others, this will limit our ability to grow our revenues.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to the Company

Our limited operating history makes evaluation of our business difficult.

CAN was formed in June 2007. We have limited historical financial data upon which to base planned operating expenses or forecast accurately our future operating results. Further, our limited operating history will make it difficult for investors and securities analysts to evaluate our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history. Investors should evaluate an investment in our Company in light of the uncertainties encountered by start-up companies in an intensely competitive industry. There can be no assurance that our efforts will be successful or that we will be able to attain profitability. We are completely reliant upon new management and to the extent that we consummate any acquisitions, management that we are successfully able to integrate into our company. We are also completely reliant on management on the prospects for acquisitions for our future operations and success.

We may need additional funding to support our operations and capital expenditures, which may not be available to us and which lack of availability could adversely affect our business.

We have no committed sources of additional capital. Our start-up organizational activities have been financed with personal funds of our officers and directors. Even after the private placements we may need additional funds to support our growth, fund future acquisitions, pursue business opportunities, react to unforeseen difficulties or to respond to competitive pressures. There can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in further dilution to existing stockholders. If we raise additional funds through the issuance of debt, we will be required to service that debt and are likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit our operational flexibility. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy, including the possibility of additional acquisitions or internally developed businesses.

We may make acquisitions, which could divert management’s attention, cause ownership dilution to our stockholders and be difficult to integrate.

Our business strategy depends in part upon our ability to identify, structure and integrate acquisitions that are complementary with our business model. Acquisitions, strategic relationships and investments in the technology and Internet sectors involve a high degree of risk. We may also be unable to find a sufficient number of attractive opportunities, if any, to meet our objectives. Although many technology and Internet companies have grown in terms of revenue, few companies are profitable or have competitive market share. Our potential acquisitions, relationships or investment targets and partners may have histories of net losses and may expect net losses for the foreseeable future.

Acquisition transactions are accompanied by a number of risks that could harm us and our business, operating results and financial condition:

•	we could experience a substantial strain on our resources, including time and money, and we may not be successful;

•	our management’s attention may be diverted from our ongoing business concerns;

•	while integrating new companies, we may lose key executives or other employees of these companies;

•	we could experience customer dissatisfaction or performance problems with an acquired company or technology;

•	we may become subject to unknown or underestimated liabilities of an acquired entity or incur unexpected expenses or losses from such acquisitions; and

•	we may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.

Consequently, we might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

We may be unable to effect an acquisition or incorrectly ascertain the merits or risks of an acquired company.

To the extent we complete future acquisitions, we may be affected by numerous risks inherent in its business operations. Although our management will endeavor to evaluate the risks inherent in a business or industry, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may be unable to attract and retain key employees.

We presently employ a limited number of persons with internet or public company experience. Failure to attract and retain necessary technical personnel and skilled management could adversely affect our business. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. Our success will depend on the skills, experience and performance of key members of our management team. The loss of any key employee could have an adverse effect on our prospects, business, financial condition, results of operations. Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

Although we have an experienced senior management team, the lack of depth of our management team could put us at a competitive disadvantage. Not all members of our management team will possess public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

We may not be able to effectively manage our growth.

Our strategy envisions growing our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations our financial results could be adversely affected.

The loss of our management could harm our current and future operations and prospects.

We are heavily dependent on the continued services of the management and employees of acquired businesses. Even though all of the members of our senior management have entered into employment agreements with the Company (which we have assumed) or with us, such agreements allow our executives, in certain circumstances, to terminate the term of their employment with us. We do not expect to enter into employment agreements with all the members of our senior management in the future. Each of those individuals without employment agreements may voluntarily terminate employment with the Company at any time. In certain cases, our senior members of management will be entitled to severance payments for termination by the company or their own voluntary termination of their employment.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may not be able to obtain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss or claims by third parties. To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, the financial condition of our Company may be materially adversely affected.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Risks Relating to Our Organization

As of the CAN Merger, Customer Acquisition Network became subject to the reporting requirements of the federal securities laws, which can be expensive.

As a result of the CAN Merger, Customer Acquisition Network became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Customer Acquisition Network remained privately-held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by such Act, if applicable.

As of the CAN Merger, public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly than if we were not a public company. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Mergers of the type we just completed are usually heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq Stock Markets or on a national securities exchange. The SEC has adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National Association of Securities Dealers (NASD) or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements, including the registration statement we must file as a result of the Private Placement, or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the Nasdaq Stock Markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of our shares may be negatively impacted.

Because the Company became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with the Company becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our largest stockholders can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

Our largest stockholders own a substantial number of shares of our common stock. Additionally, these figures do not reflect the increased percentages that they may have in the event that they exercise any of the warrants they may hold or in the future be granted, or exercise any conversion privilege under any convertible debt securities held or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of other stockholders. As a result, in addition to their positions with us, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the shareholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Business

We will derive a majority of our revenues by delivering advertisements that generate clicks and conversions to our advertisers' web sites. Sales of clicks and conversions to pay-for-performance advertisers will account for a majority of our revenues. This business model includes the following risks:

•	click rates have steadily decreased and may continue to decline as the number of advertisements on the Web and email increases;

•
If the number of advertisers who purchase pay-for performance advertising from us does not continue to grow; our business, results of operations and financial condition could be materially and adversely affected.

We will be dependent upon several of the major search engines and website publishers to continue to provide us traffic that advertisers deem to be of value, and if they do not, it could have a material adverse effect on the value of our services.

We will be dependent upon several of the major website publishers such as MySpace and Facebook, as well as Internet search engines such as Google, Yahoo! and MSN to provide traffic that merchant advertisers deem to be of value. These publishers can change the amount of inventory they make available to us at any time. If a website publisher decides not to make advertising space available to us, we may not be able to adequately replace that space with other publishers, from a total inventory point-of-view or a user demographic point-of-view.

We may be subject to litigation for infringing the intellectual property rights of others.

Our success will depend, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others. There can be no guarantee that any of our intellectual property will be adequately safeguarded, or that they will not be challenged by third parties. We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.

If we were to acquire or develop a related product or business model that a third party construes as infringing upon a patent, then we could be asked to license, re-engineer our product(s) or revise our business model according to terms that may be extremely expensive and/or unreasonable. Additionally, if a third-party construes any of our current products or business models as infringing upon the above-referenced patent, then we could be asked to license, re-engineer our product(s) or revise our business model according to terms that could be extremely expensive and/or unreasonable.

Any patent litigation could negatively impact our business by diverting resources and management attention from other aspects of the business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business. In addition, a successful claim of patent infringement against us and our failure or inability to license the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.

We may be involved in lawsuits to protect or enforce any patents that we may be granted, which could be expensive and time consuming.

We may initiate patent litigation against third parties to protect or enforce our patent rights, although we presently do not own any patents, and we may be similarly sued by others. We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions. The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings is costly and may divert our technical and management personnel from their normal responsibilities. We may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation. If securities analysts or investors perceive these results to be negative, it could have an adverse effect on the trading price of our common stock.

Risks Relating to Our Industry

Our ability to grow will depend on effectively competing against Google and other competitors that are competing in or about to enter the pay-for-performance business in the future.

Our business plans depend in part on our ability to effectively offer an alternative, multi-channel pay-for-performance solution to advertisers relative to Google and other competitive offerings.

Should advertisers in this new, evolving business model choose to spend the significant majority of their pay-for-performance advertising budgets with Google and other competitors, this will limit our ability to grow our revenues.

The Web sites that will list their unsold advertising space with us are not bound by contracts that ensure us a consistent supply of advertising space, called inventory. In addition, publishers can change the amount of inventory they make available to us at any time. If a Web site publisher decides not to make advertising space from its Web sites available to us, we may not be able to replace this advertising space with advertising space from other Web sites that have comparable traffic patterns and user demographics quickly enough to fulfill our advertisers' requests. This could result in lost revenues.

Our growth is limited by our ability to expand our advertising inventory. In order to attract new customers, we must maintain a consistent supply of attractive advertising space. We intend to expand our advertising inventory by selectively adding to our networks new publishers that offer attractive demographics, innovative and quality content and growing user traffic.

The market for Internet advertising and related services is intensely competitive. We expect this competition to continue to increase because there are no significant barriers to entry. Increased competition may result in price reductions for advertising space, reduced margins and loss of our market share. We will compete with the following types of companies:

•	Internet advertising networks that focus on the pay-for-performance model, such as Value Click Media and CPX Interactive;

•	Internet affiliate networks using a performance based model, such as Media Breakaway/CPA Empire, Hydra Media and Media Whiz Holdings;

•	Email publishers and Data Management firms that utilize performance based models such as Datran Media.

•	Web Contextual search engine companies moving into the pay-for-performance space such as Google.

We also compete with traditional advertising media, such as direct mail, television, radio, cable and print, for a share of advertisers' total advertising budgets. Many of our current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic Web sites, and significantly greater financial, technical and marketing resources. We may not be able to compete successfully, and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

Some of our competitors, as well as potential entrants into our market, may be better positioned to succeed in this market. They may have:

•	longer operating histories;

•	more management experience;

•	an employee base with more extensive experience;

•	a better ability to service customers in multiple cities in the United States and internationally by virtue of the location of sales offices;

•	larger customer bases;

•	greater brand recognition; and

•	significantly greater financial, marketing and other resources.

In addition, many current and potential competitors can devote substantially greater resources than we can to promotion, web site development and systems development. Furthermore, there are numerous larger, more well-established and well-financed entities with which we will compete and that could acquire or create competing companies and/or invest in or form joint ventures in categories or countries of interest to us, all of which could adversely impact our business. Any of these trends could increase competition and reduce the demand for any of our services.

If we are not able to respond to the rapid technological change characteristic of our industry, our products and services may not be competitive.

The market for our services is characterized by rapid change in business models and technological infrastructure, and we will need to constantly adapt to changing markets and technologies to provide competitive services. We believe that our future success will depend, in part, upon our ability to develop our services for both our target market and for applications in new markets. We may not, however, be able to successfully do so, and our competitors may develop innovations that render our products and services obsolete or uncompetitive.

Our technical systems in the future will be vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A natural or man-made disaster or other cause could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunications failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We presently may not posses and may not have developed or implemented adequate protections or safeguards to overcome any of these events. We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data, render us unable to provide services to our customers, expose us to material risk of loss or litigation and liability, materially damage our reputation and our visitor traffic may decrease as a result. In addition, if a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations which could cause irreparable damage to our reputation or business. Similar industry-wide concerns or events could also damage our reputation or business. Our insurance, if obtained, may not be adequate to compensate us for all losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may not be able or may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our merchant advertisers, our revenue may decline and our business could suffer.

We will rely on third party co-location providers, and a failure of service by these providers could adversely affect our business and reputation.

We will rely upon third party co-location providers to host our main servers. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. In the past, short-term outages have occurred in the service maintained by co-location providers which could recur. We also may rely on third party providers for components of our technology platform, such as hardware and software providers, credit card processors and domain name registrars. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

We are susceptible to general economic conditions, and a downturn in advertising and marketing spending by advertisers could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact merchant-consumer transactions. If there were to be a general economic downturn that affected consumer activity in particular, however slight, then we would expect that business entities, including our merchant advertisers and potential merchant advertisers, could substantially and immediately reduce their advertising and marketing budgets. We believe that during periods of lower consumer activity, merchant spending on advertising and marketing is more likely to be reduced, and more quickly, than many other types of business expenses. These factors could cause a material adverse effect on our operating results.

We depend on the growth of the Internet and Internet infrastructure for our future growth and any decrease or less than anticipated growth in Internet usage could adversely affect our business prospects.

Our future revenue and profits, if any, depend upon the continued widespread use of the Internet as an effective commercial and business medium. Factors which could reduce the widespread use of the Internet include:

•	possible disruptions or other damage to the Internet or telecommunications infrastructure;

•	failure of the individual networking infrastructures of our merchant advertisers and distribution partners to alleviate potential overloading and delayed response times;

•	a decision by merchant advertisers to spend more of their marketing dollars in offline areas;

•	increased governmental regulation and taxation; and

•	actual or perceived lack of security or privacy protection.

In particular, concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services, especially online commerce. In order for the online commerce market to develop successfully, we, and other market participants, must be able to transmit confidential information, including credit card information, securely over public networks. Any decrease or less than anticipated growth in Internet usage could have a material adverse effect on our business prospects.

Government regulation of the Internet may adversely affect our business and operating results.

We may be subject to additional operating restrictions and regulations in the future. Companies engaging in online search, commerce and related businesses face uncertainty related to future government regulation of the Internet. Due to the rapid growth and widespread use of the Internet, legislatures at the federal and state levels are enacting and considering various laws and regulations relating to the Internet. Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear. Our business and operating results may be negatively affected by new laws, and such existing or new regulations may expose us to substantial compliance costs and liabilities and may impede the growth in use of the Internet.

The application of these statutes and others to the Internet search industry is not entirely settled. Further, several existing and proposed federal laws could have an impact on our business:

•
The Digital Millennium Copyright Act and its related safe harbors, are intended to reduce the liability of online service providers for listing or linking to third-party web sites that include materials that infringe copyrights or other rights of others.

•
The CAN-SPAM Act of 2003 and certain state laws are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial electronic mail via the Internet.

•	Pending and adopted consumer protection and privacy legislation.

With respect to the subject matter of each of these laws, courts may apply these laws in unintended and unexpected ways. As a company that provides services over the Internet, we may be subject to an action brought under any of these or future laws governing online services. We may also be subject to costs and liabilities with respect to privacy issues. Several Internet companies have incurred costs and paid penalties for violating their privacy policies. Further, it is anticipated that new legislation will be adopted by federal and state governments with respect to user privacy. Additionally, foreign governments may pass laws which could negatively impact our business or may prosecute us for our products and services based upon existing laws. The restrictions imposed by, and costs of complying with, current and possible future laws and regulations related to our business could harm our business and operating results.

Future regulation of search engines may adversely affect the commercial utility of our publishers’ or our own future search marketing services.

The Federal Trade Commission (“FTC”) has recently reviewed the way in which search engines disclose paid placements or paid inclusion practices to Internet users. In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid inclusion is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid placement or paid inclusion listings on search results. Such disclosures if ultimately mandated by the FTC or voluntarily made by us may reduce the desirability of any paid placement and paid inclusion services that we offer. We believe that some users may conclude that paid search results are not subject to the same relevancy requirements as non-paid search results, and will view paid search results less favorably. If such FTC disclosure reduces the desirability of our publishers’ or our own future paid placement and paid inclusion services, and “click-throughs” of paid search results decrease, the commercial utility of search marketing services could be adversely affected.

Risks Relating to the Common Stock

Since we are not obligated to register the shares of common stock sold in the private placement for resale, stockholders may need to rely on an exemption from the registration requirements in order to sell such shares of common stock.

On August 31, 2007, we issued 1,575,000 shares of our common stock at an offering price of $1.00 per share in a closing of a private placement and received aggregate gross proceeds of $1,575,000. We are not obligated to file a “resale” registration statement with the SEC that covers the common stock sold in the private placement. If we do not register all of the common stock, such unregistered shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144, that permits the resale of securities following twelve months after the issuance of such securities, subject to certain volume limitations.

We may be unable to register for resale all of our shares of common stock included as part of the Stock Portion of the Merger Consideration in the Desktop Merger, in which case we may be subject to the payment of liquidated damages.

We are obligated to file a “resale” registration statement with the SEC that covers all of our shares of common stock that comprised the Stock Portion of the Merger Consideration in the Desktop Merger. If such a resale registration statement fails to be declared effective by the SEC by August 31, 2009, then we must pay liquidated damages in cash (the “Additional Amounts”). The Additional Amounts shall accrue at a rate equal to Seventy-Nine Cents ($0.79) per One Thousand (1,000) shares of common stock held per day for the first thirty (30) day period from August 31, 2009, and thereafter at a rate equal to One Dollar and Thirty-Two Cents ($1.32) per One Thousand share of common stock held per day, payable on the fifth (5th) business day of each month following an Additional Amounts accrual period by wire transfer of immediately available funds. Following the cure of our failure to perform pursuant to registration rights provisions under the Shareholders Rights Letter, the accrual of Additional Amounts shall cease. Although we believe that we will be able to take all steps necessary to permit the SEC to declare our registration statement effective, it is possible that the SEC may, by application of policies or procedures, which may change over time, delay the effectiveness of the registration statement or make it impractical for us to respond to the SEC in a manner which permits the SEC to declare the registration statement effective.

If we are not able to cause the registration statement to be declared effective, then the Former Desktop Shareholders will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144. Such exemptions typically limit the amount of shares that an investor can sell, require that the shares be sold in certain types of transactions, require that the investor have held the shares to be sold for a minimum period of time and limit the number of times that an investor may sell its shares.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers, which may expose us to claims for rescission or damages.

If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business. If we could not successfully defend these claims, we may be required to return proceeds of the Private Placement to investors, which would harm our financial condition.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited “public float”, in the hands of a small number of persons whose sales or lack of sales, could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Shareholder Rights Letter);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We anticipate our common stock will be quoted on the automated quotation service of the NASD, known as the OTC Bulletin Board. Although we are not presently eligible, we intend to apply for listing of our common stock on either the American Stock Exchange, The Nasdaq Capital Market or other national securities exchange if and when we meet the requirements for listing. We cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should the Company fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Our common stock is deemed a “penny stock”, which may make it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. In as much as our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of common stock issued to our officers, directors, and greater than 10% stockholders in the Merger are subject to a lockup agreement prohibiting sales of such shares for a period of 18 months following the Private Placement. Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. In addition, the shares of common stock sold in the Private Placement (including the shares underlying the Warrants sold therein) will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act. Recently proposed revisions to Rule 144 may shorten the current holding period under Rule 144 in which case the overhang period may arise earlier than would otherwise be the case.

We may apply the proceeds of the private placements to uses that ultimately do not improve our operating results or increase the value of our common stock.

We intend to use the net proceeds from the private placements, for professional fees, including costs and expenses incurred in connection with the private placements, payment of outstanding indebtedness, rent, expansion of our sales force, marketing and promotional efforts, as well as for general working capital purposes. However, we do not have more specific plans for the net proceeds from the private placements and our management has broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our common stock.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

We are subject to Section 203 of the Delaware General Corporation Law, which provides, subject to enumerated exceptions, that if a person acquires 15% or more of our voting stock, the person is an “interested stockholder” and may not engage in “business combinations” with us for a period of three years from the time the person acquired 15% or more of our voting stock.

Item 3.02 Unregistered Sales of Equity Securities

Sales by the Company

On August 17, 2007, the Company issued 5,513,000 shares of its common stock at an offering price of $1.00 per share in a closing of a private placement and received aggregate gross proceeds of $5,513,000 (collectively, the “Private Placement”). At the closing, holders of $250,000 of outstanding indebtedness of Company converted their Promissory Notes at $0.50 per share into 500,000 shares of the Company’s common stock in the Private Placement.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. WFG Investments, Inc. served as the placement agent in the Private Placement (the “Placement Agent”). The Placement Agent received a cash fee of $110,260 (equal to 2% of the aggregate purchase price of common stock sold to investors at the closing of the Private Placement through the Placement Agreement.

Net proceeds received from the Private Placement are expected to be used for working capital and other general corporate purposes.

Our Sales

On August 31, 2007, we issued 1,575,000 shares of our common stock at an offering price of $1.00 per share in a closing of a private placement and received aggregate gross proceeds of $1,575,000.

The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. WFG Investments, Inc. served as the placement agent in the private placement (the “Holdings Placement Agent”). The Holdings Placement Agent received a cash fee of $31,500 (equal to 2% of the aggregate purchase price of common stock sold to investors at the closing of the private placement.

Net proceeds received from the private placement are expected to be used for working capital and other general corporate purposes.

On August 1, 2007, the Company entering into a Consulting Agreement (the “Consulting Agreement”) with Michael Baybak and Company (“Baybak”). The term of the agreement is 12 months and the fees for services provided thereunder is $7,000 per month. In connection with CAN entering into the Consulting Agreement, the Company agreed to issue one or more principals of Baybak warrants to purchase 500,000 shares of common stock (the “Baybak Warrants”). The Baybak Warrant expire on August 1, 2012 and were issued at an exercise price off $2.00 per share. Upon consummation of the CAN Merger, we assumed the obligations.

Lock-up Agreements

All shares of our common stock issued in exchange for shares of common stock of the Company in the Mergers that are held by our current officers and directors, are subject to lock-up agreements. These lock-up agreements provide that such persons may not sell or transfer any of their shares for a period ranging from 12 for our directors to 18 months for members of our management and certain of our other shareholders following the Mergers without the consent of the Company, with certain exceptions, including but not limited to (i) contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code or (ii) in privately negotiated transaction to persons who agree, in writing, to be bound to the terms of the lock-up agreements.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Holdings’ sole officer and two directors resigned prior to the consummation of the CAN Merger. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Executive Officers and Directors

The following persons became our executive officers and directors on August 28, 2007, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Michael D. Mathews	45	Chief Executive Officer, President and Director
Devon M. Cohen	49	Chief Operating Officer and Secretary
Bruce G. Kreindel	59	Chief Financial Officer, Treasurer and Director
Michael Brauser	51	Director
Barry Honig	36	Director
Sanford Rich	48	Director
Michael Katz	29	Director

Our directors hold office for one-year terms and until their successors have been elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board.

Biographies

Michael D. Mathews has served as our Chief Executive Officer and President and a member of our board of directors since the Merger. Mr. Mathews is a founder of the Company and has served as its Chief Executive Officer, President and a director since its inception in June 2007. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue USA, LLC, an Internet promotional marketing company. From 2002 to 2004, Mr. Mathews served as the founder and president of Ripple Effect International, Inc. From 1999 to 2002, Mr. Mathews served as the president of AGENCY.COM, an Internet marketing company. Mr. Mathews holds a MBA from Golden Gate University, San Francisco, CA and a BS in Marketing from San Francisco State University, San Francisco, CA.

Devon M. Cohen has served as our Chief Operating Officer and Secretary since the Merger.  Mr. Cohen has served as the Company’s Chief Operating Officer and Secretary since its inception in June 2007.  From 2005 to 2006, Mr. Cohen was the VP of Vertical Development for World Avenue USA, LLC, an Internet promotional marketing company. From 2003 to 2005, Mr. Cohen was the Vice President of LiveDeal.com, an Internet classifieds marketplace. >From 2002 to 2003, Mr. Cohen was the CEO of PASC, LLC., an Ambulatory Surgical Center development startup.  From 2000 to 2002, Mr. Cohen was the CEO of FordDirect.com, which is Ford’s retail Internet sales presence. Prior to this Mr. Cohen was a VP for DaimlerChrysler, Group Executive for HSBC and Director of Finance at Merrill Lynch and CPA with KPMG.  Mr. Cohen holds a BS in Accounting from SUNY Binghamton.

Bruce G. Kreindel, has served as our CFO and a Director since August 28, 2007, and the CFO of the Company since its inception. Mr. Kreindel was in practice with PricewaterhouseCoopers(PwC) for 28 years (17 as a Partner)from 1977 to 2005. Mr. Kreindel served an array of clients in PwC’s Assurance services practice. His clients included both SEC and non SEC registrants, including many multinational branded consumer products and emerging growth technology companies. Mr. Kreindel graduated Summa Cum Laude in 1977 from The University of Hartford with a BS in Accounting. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants, the National Association of Certified Valuation Analysts and is licensed in the State of Florida.

Michael Brauser has served as a member of our board of directors since the Merger. Mr. Brauser has served as a director of the Company since its inception in June 2007. Mr. Brauser served as Chairman of the Board of Directors of SendTec, Inc. from October 2005 through November 2006. Prior to that, Mr. Brauser was the founder, President and CEO of Marlin Capital Partners, a private investment company since 2003. From 1999 through 2002, he served as President and Chief Executive Officer of Naviant, Inc. (eDirect, Inc.), an internet marking company. He also was the founder of Seisant Inc. (eData.com, Inc.) and served as a member of its Board of Directors from 1999 through 2003.

Barry Honig has served as a member of our board of directors since the Merger. Mr. Honig has served as a director of the Company since its inception in June 2007. Mr. Honig is currently the President and founder of GRQ Consultants Inc., an investor and consultant to early stage companies. Since 2003, Mr. Honig has advised and consulted numerous companies in diverse areas including capital structure, debt financing, mergers and acquisitions and capital introductions. Prior to GRQ, Mr. Honig was a co-founder of Marlin Capital LLC, a registered broker- dealer and market maker in over 500 Nasdaq securities. From 1998-2001, he worked at Ramius Capital trading in distressed equities, arbitrage, long/short and other specialized trading strategies.

Sanford Rich has served as one of our directors since the Merger. He is currently a director and Audit Committee Chairman for Health Benefits Direct Corporation, serving since April 2006, and Senior Vice President of Investments and Portfolio Manager at GEM Capital Management Inc., a specialist manager of High Yield and Convertible Securities portfolios for institutions, and has held this position since November 1995. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980). Mr. Rich has an MBA from NYU Stern School of Business.

Michael Katz has served as one of our Directors since August 31, 2007.  From 2003 to 2007, Mr. Katz was the founder, CEO, and President of the interCLICK ad network, a DE based company.  Prior to that, Mr. Katz was a financial analyst for Accenture from 2001 to 2003. Michael graduated from Syracuse University with degrees in Finance and Economics.

There are no family relationships among our directors and executive officers.

Employment Agreements

Mathews employment agreement. On June 28, 2007, the Company entered into an employment agreement with Michael Mathews, to serve as its Chief Executive Officer. The agreement may be terminated by the Company or by Mr. Mathews under certain circumstances. Pursuant to the agreement, Mr. Mathews is to receive an annual base salary of $325,000, $340,000 and $350,000, respectively, for the first three years, and then an agreed upon salary for all future years of employment. In addition to a base salary, Mr. Mathews is eligible to receive an annual bonus (pro-rated for partial calendar years during the employment period) upon the achievement of pre-established performance goals tied to the Company’s revenues and earnings, as to be determined by the board of directors after consultation with Mr. Mathews. Depending upon achievement of the performance goals, Mr. Mathews’ bonus for each calendar year during the employment period will be 50% of his base salary earned during such year. The bonus is to be paid 50% in cash and 50% in company stock. The Company agreed to pay Mr. Mathews a guaranteed $50,000 minimum bonus subject to forfeiture if certain conditions set forth in his employment agreement are not achieved.

In addition to his base salary and bonus, the Company agreed to pay Mr. Mathews’ former employer, World Avenue LLC, $100,000. Mr. Mathews also received a relocation payment of $50,000, subject to forfeiture if certain conditions set forth in his employment agreement are not achieved.

If Mr. Mathews’ employment is terminated without cause or if he resigns for good reason, the Company will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for eighteen months. Under the agreement, if Mr. Mathews is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with the Company for eighteen months after the termination of his employment.

Cohen employment agreement. One June 28, 2007, the Company entered into an employment agreement with Devon Cohen, to serve as its Chief Operation Officer. The agreement may be terminated by the Company or by Mr. Mathews under certain circumstances. Pursuant to the agreement, Mr. Cohen is to receive an annual base salary of $300,000, $315,000 and $330,000, respectively, for the first three years, and then an agreed upon salary for all future years of employment. In addition to a base salary, Mr. Cohen is eligible to receive an annual bonus (pro-rated for partial calendar years during the employment period) upon the achievement of pre-established performance goals tied to the Company’s revenues and earnings, as to be determined by the board of directors after consultation with Mr. Cohen. Depending upon achievement of the performance goals, Mr. Cohen’s bonus for each calendar year during the employment period will be 50% of his base salary earned during such year. The bonus is to be paid 50% in cash and 50% in company stock.

If Mr. Cohen’s employment is terminated without cause or if he resigns for good reason, the Company will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for twelve months. Under the agreement, if Mr. Mathews is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with the Company for twelve months after the termination of his employment.

Kreindel employment agreement. The Company has entered into an employment agreement with Bruce Kreindel, to serve as its Chief Financial Officer. The agreement may be terminated by the Company or by Mr. Kreindel under certain circumstances. Pursuant to the agreement, Mr. Kreindel is to receive an annual base salary of $250,000, $265,000 and $280,000, respectively, for the first three years, and then an agreed upon salary for all future years of employment. In addition to a base salary, Mr. Kreindel is eligible to receive an annual bonus (pro-rated for partial calendar years during the employment period) upon the achievement of pre-established performance goals tied to the Company’s revenues and earnings, as to be determined by the board of directors after consultation with Mr. Kreindel. Depending upon achievement of the performance goals, Mr. Kreindel’s bonus for each calendar year during the employment period will be 50% of his base salary earned during such year. The bonus is to be paid 50% in cash and 50% in Company stock.

If Mr. Kreindel’s employment is terminated without cause or if he resigns for good reason, the Company will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for twelve months. Under the agreement, if Mr. Kreindel is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with the Company for twelve months after the termination of his employment.

Upon consummation of the CAN Merger, we assumed the obligations under these employment agreements.

Katz employment agreement. On August 31, 2007 (the “Effective Date”), we entered into an employment agreement with Michael Katz, to serve as the President of our Desktop subsidiary. The agreement may be terminated by us or by Mr. Katz under certain circumstances. Pursuant to the agreement, Mr. Katz is to receive an annual base salary of $250,000. Mr. Katz also received a signing bonus of $75,000 payable on the Effective Date. In addition to a base salary, Mr. Katz is eligible to receive an annual bonus (pro-rated for partial calendar years during the employment period) upon the achievement of pre-established performance goals tied to the Desktop’s revenues and earnings, as to be determined by the board of directors after consultation with Mr. Katz. Depending upon achievement of the performance goals, Mr. Katz’s bonus for each calendar year during the employment period will be 30% of his base salary earned during such year (with straight-line interpolation applied in the event that Desktop achieves at least 75% of such targets). In the event that we are unable to agree on a mutually acceptable bonus target with Mr. Katz then he will receive a guaranteed annual bonus for such fiscal year of not less than fifteen percent (15%) of his base salary. In his sole discretion, Mr. Katz may elect to receive such annual bonus in capital stock at the basis determined by our board if directors in good faith.

If Mr. Katz’s employment is terminated without cause or if he resigns for good reason, we will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for twelve months. Under the agreement, if Mr. Katz is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with us or any of our subsidiaries for twelve months after the termination of his employment.

Stock Incentive Plan

We have adopted a 2007 Stock Incentive Plan that provides for the grant of up to 4,500,000 shares of common stock and/or options to purchase common stock to directors, employees and consultants. Immediately following the CAN Merger we granted to members of our management options to purchase shares of our common stock. In connection with such grants, Messrs. Mathews, Cohen, and Kreindel, members of our management, received options to purchase 1,350,000, 500,000, and 285,000 shares of our common stock respectively.

The term of each option granted to our executives under our 2007 Stock Incentive Plan is June 28, 2010. The per share exercise price of each option is $1.00. One-twelfth (1/12) of the options granted will become exercisable each quarter that the executive remains employed with us after giving effect to the CAN Merger.

Immediately following the Desktop Merger we granted to Mr. Katz options to purchase 300,000 shares of our common stock. The term of the option granted to our executives under our 2007 Stock Incentive Plan is August 31, 2012. The per share exercise price of each option is $1.00. One-quarter of the options granted will become exercisable each year that Mr. Katz remains employed with us after giving effect to the Desktop Merger.

Director Compensation

The Company did not have compensation arrangements in place for members of their Board of Directors.

Prior to the Mergers, we did not compensate our directors for acting as such. Immediately following the Mergers, in addition to options granted to members of our management who also serve on our Board of Directors, we granted the following number of options to our directors, pursuant to the 2007 Stock Incentive Plan:

Name	Number of Underlying Shares
Michael Mathews	100,000
Bruce Kreindel	100,000
Michael Brauser	100,000
Barry Honig	100,000
Sandy Rich	100,000

In addition, in the future we may determine to compensate our directors with cash and/or additional equity. We currently reimburse our directors for reasonable expenses incurred in connection with their services as directors.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. To be filed by amendment.

(b) Pro Forma Financial Information. To be filed by amendment.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Agreement of Merger and Plan of Reorganization, dated as of August 28, 2007, by and among Customer Acquisition Network Holdings, Inc., Customer Acquisition Network, Inc. and CAN Acquisition Sub, Inc.

2.2*
Agreement and Plan of Merger dated August 31, 2007, by and among Customer Acquisition Network Holdings, Inc., Customer Acquisition Network, Inc., Desktop Acquisition Sub, Inc., Desktop Interactive, Inc. and Michael Katz, Brandon Guttman and Stephen Guttman

2.3*	Certificate of Merger, dated August 28, 2007, between Customer Acquisition Network Inc. and Acquisition Corp.

2.4*	Certificate of Merger dated August 31, 2007, between Desktop Interactive, Inc. and Desktop Acquisition Sub, Inc.

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on From SB-2 Filed with the Commission on March 8, 2007.)

* Previously filed as an Exhibit to our Form 8-K which was filed on September 4, 2007.

3.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on From 8-K filed with the Commission on August 30, 2007.)

3.3	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on From 8-K filed with the Commission on August 30, 2007.)

10.1*	Form of Subscription Agreement

10.2*	Form of Baybak Warrant

10.3*	Form of Lockup Agreement

10.4*	Form of Directors and Officers Indemnification Agreement

10.5*	2007 Equity Incentive Plan

10.6*	Form of 2007 Incentive Stock Option Agreement

10.7*	Form of 2007 Non-Qualified Stock Option Agreement

10.8*	Employment Agreement, dated June 28, 2007, between Customer Acquisition Network and Michael Mathews

10.9*	Employment Agreement, dated April 1, 2007, between Customer Acquisition Network and Devon Cohen

10.10*	Employment Agreement, dated June 28, 2007, between Customer Acquisition Network, Inc. and Bruce Kreindel

10.11*	Employment Agreement, dated August 31, 2007, between Customer Acquisition Network Holdings, Inc. and Michael Katz

10.12*	Resignation letter from Brian D. Wolff, dated August 28, 2007

10.13*	Resignation letter from Stephen Schneer, dated August 27, 2007

10.14*	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated September 4, 2007, between Customer Acquisition Network Holdings, Inc. and SplitCo

10.15*	Stock Purchase Agreement, dated September 4, 2007, between Customer Acquisition Network Holdings, Inc., Inc, Customer Acquisition Network, Inc. and Brian D. Wolff

10.16*	Placement Agreement dated August 16, 2007, between the Company and WFG Investments, Inc.

* Previously filed as an Exhibit to our Form 8-K which was filed on September 4, 2007.

10.17*	Consulting Agreement dated August 1, 2007, between the Company and Michael Baybak and Company, Inc.

10.18*	Shareholder Rights Letter, dated August 31, 2007, between the Company, its officers and directors, Michael Katz, Brandon Guttman and Stephen Guttman

* Previously filed as an Exhibit to our Form 8-K which was filed on September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2007

Customer Acquisition Network Holdings, Inc.

	By:	/s/ Bruce Kreindel
Bruce Kreindel
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1*	Agreement of Merger and Plan of Reorganization, dated as of August 28, 2007, by and among Customer Acquisition Network Holdings, Inc., Customer Acquisition Network, Inc. and CAN Acquisition Sub, Inc.

2.2*
Agreement and Plan of Merger dated August 31, 2007, by and among Customer Acquisition Network Holdings, Inc., Customer Acquisition Network, Inc., Desktop Acquisition Sub, Inc., Desktop Interactive, Inc. and Michael Katz, Brandon Guttman and Stephen Guttman

2.3*	Certificate of Merger, dated August 28, 2007, between Customer Acquisition Network Inc. and Acquisition Corp.

2.4*	Certificate of Merger dated August 31, 2007, between Desktop Interactive, Inc. and Desktop Acquisition Sub, Inc.

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on From SB-2 Filed with the Commission on March 8, 2007.)

3.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on From 8-K filed with the Commission on August 30, 2007.)

3.3	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on From 8-K filed with the Commission on August 30, 2007.)

10.1*	Form of Subscription Agreement

10.2*	Form of Baybak Warrant

10.3*	Form of Lockup Agreement

10.4*	Form of Directors and Officers Indemnification Agreement

10.5*	2007 Equity Incentive Plan

10.6*	Form of 2007 Incentive Stock Option Agreement

10.7*	Form of 2007 Non-Qualified Stock Option Agreement

10.8*	Employment Agreement, dated June 28, 2007, between Customer Acquisition Network and Michael Mathews

* Previously filed as an Exhibit to our Form 8-K which was filed on September 4, 2007.

10.9*	Employment Agreement, dated April 1, 2007, between Customer Acquisition Network and Devon Cohen

10.10*	Employment Agreement, dated June 28, 2007, between Customer Acquisition Network, Inc. and Bruce Kreindel

10.11*	Employment Agreement, dated August 31, 2007, between Customer Acquisition Network Holdings, Inc. and Michael Katz

10.12*	Resignation letter from Brian D. Wolff, dated August 28, 2007

10.13*	Resignation letter from Stephen Schneer, dated August 27, 2007

10.14*	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated September 4, 2007, between Customer Acquisition Network Holdings, Inc. and SplitCo

10.15*	Stock Purchase Agreement, dated September 4, 2007, between Customer Acquisition Network Holdings, Inc., Inc, Customer Acquisition Network, Inc. and Brian D. Wolff

10.16*	Placement Agreement dated August 16, 2007, between the Company and WFG Investments, Inc.

10.17*	Consulting Agreement dated August 1, 2007, between the Company and Michael Baybak and Company, Inc.

10.18*	Shareholder Rights Letter, dated August 31, 2007, between the Company, its officers and directors, Michael Katz, Brandon Guttman and Stephen Guttman

* Previously filed as an Exhibit to our Form 8-K which was filed on September 4, 2007.